Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Third Quarter Results

Substantial Increases in Orders, Revenue and Net Earnings

Operating Cash Flow Increased 25% to $256 million

Sarasota, Florida, October 28, 2013 ... Roper Industries, Inc. (NYSE: ROP) reported financial results for the third quarter ended September 30, 2013.

Roper reports results, including revenue, operating margin, net income and diluted earnings per share, on a GAAP and adjusted basis.  Adjusted measures are reconciled to the corresponding GAAP measures at the end of this release.

Third quarter GAAP net earnings increased 17% to $136 million compared to $117 million in the comparable period in the prior year.  Adjusted net earnings were $142 million, a 15% increase from the prior year.  Third quarter GAAP diluted earnings per share were $1.36 and adjusted diluted earnings per share were $1.42, within the company's guidance of $1.40 - $1.46.  Orders increased 18% to $846 million.  GAAP revenue increased 11% to $828 million and adjusted revenue increased 11% to $837 million.

GAAP gross margin increased 260 basis points to 58.3% and adjusted gross margin increased to 58.7%, a 280 basis point gain over the prior year.  Operating cash flow in the quarter was $256 million, a 25% increase over the prior year.

"We are pleased to deliver record third quarter results with strong operating performance, exceptional margins and outstanding cash flow," said Brian Jellison, Roper's Chairman, President and CEO.  "Orders increased 18%, including 7% organic growth in the quarter and backlog increased to a record $1.04 billion.  Organic revenue increased 3%, slightly below our expectations, primarily due to declines in our nuclear test business and lower than expected growth in energy end markets.  We posted record margin performance and exceptional cash flow, with free cash flow of $244 million."

On October 4, 2013, the company completed the acquisition of Advanced Sensors Ltd, a leading technology provider of instrumentation and detection solutions for offshore oil and gas applications, for £34 million.  "Advanced Sensors adds new technology and capabilities to our PAC business," said Mr. Jellison.  "We continue to have an attractive pipeline of acquisition opportunities and are well positioned with well over $1 billion of cash and available liquidity."

2013 Outlook and Guidance

Roper is reaffirming that it expects operating cash flow for 2013 to exceed $800 million as a result of its continued strong margin and cash performance.

"We believe that growth in energy and select other markets will be slower than anticipated in the fourth quarter and, as such, we are updating our revenue and diluted earnings per share guidance for the full year," said Mr. Jellison.  "We now expect fourth quarter revenue to increase 7% - 9% compared to last year, including organic growth of 3% - 4%.  We expect full year adjusted diluted earnings per share to be in the range of $5.57 - $5.63 compared to our previous guidance of $5.72 - $5.86.  Fourth quarter adjusted diluted earnings per share is expected to be $1.57 - $1.63."

The company's guidance for full year adjusted diluted earnings per share includes the recognition of acquired revenue which will be excluded under GAAP's purchase accounting rules, and also excludes certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures."  The company's guidance excludes the impact of any future acquisitions.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, October 28, 2013.  The call can be accessed via webcast or by dialing +1 888-389-5988 (US/Canada) or +1 719-325-2454, using confirmation code 1799585.  Webcast information and conference call materials will be made available in the Investors section of Roper's website (www.roperind.com) prior to the start of the call. Telephonic replays will be available for up to two weeks by calling +1 719-457-0820 and using the access code 1799585.

Use of Non-GAAP Financial Information

The company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making.  Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables.  Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1:  Third Quarter Revenue Growth

	GAAP	Adjusted
Acquisitions / Divestitures	8%	9%
Organic	3%	3%
Foreign Currency	-	-
Rounding	---	(1%)
Total Revenue Growth	11%	11%

Table 2:  Third Quarter Adjusted Diluted Earnings Per Share

Q3 2013
GAAP Diluted Earnings Per Share	$1.36
Add: Purchase Accounting Adjustment for Acquired Revenue (Sunquest, MHA)	0.06
Adjusted Diluted Earnings Per Share	$1.42

Table 3:  Free Cash Flow

	Q3 2013	Q3 2012
Operating Cash Flow	$255.8	$205.4
Less: Capital Expenditures	(11.5)	(8.7)
Free Cash Flow	$244.3	$196.7

Table 4:  Full Year 2013 Adjusted Diluted Earnings Per Share Guidance

	Low End	High End
GAAP Diluted Earnings Per Share Guidance	$5.25	$5.34
Add: Purchase Accounting Adjustment for Acquired Revenue	$0.22	$0.22
Add: Second Quarter Charge for Vendor-Supplied Component Quality Issue	$0.06	$0.06
Add: Estimated Second Half Impact from Vendor-Supplied Component Quality Issue	$0.03	$0.01
Adjusted Diluted Earnings Per Share Guidance	$5.56	$5.63

Previous Adjusted Diluted Earnings Per Share Guidance	$5.72	$5.86

About Roper Industries

Roper Industries is a diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including software information networks, medical, water, energy, and transportation. Additional information about Roper is available on the company's website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	September 30,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$459,980	$370,590
Accounts receivable, net	505,284	526,408
Inventories, net	204,722	190,867
Unbilled receivable	85,375	72,193
Deferred taxes	88,421	41,992
Other current assets	45,417	43,492
Total current assets	1,389,199	1,245,542

PROPERTY, PLANT AND EQUIPMENT, NET	117,785	110,397

OTHER ASSETS:
Goodwill	4,541,772	3,868,857
Other intangible assets, net	2,051,685	1,698,867
Deferred taxes	68,048	78,644
Other assets	77,086	68,797
Total other assets	6,738,591	5,715,165

TOTAL ASSETS	$8,245,575	$7,071,104

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$142,987	$138,340
Accrued compensation	100,901	110,724
Deferred revenue	212,275	185,912
Other accrued liabilities	153,293	128,351
Deferred taxes	12,431	3,868
Current portion of long-term debt	12,250	519,015
Total current liabilities	634,137	1,086,210

NONCURRENT LIABILITIES:
Long-term debt	2,593,607	1,503,107
Deferred taxes	862,986	707,278
Other liabilities	92,032	86,783
Total liabilities	4,182,762	3,383,378

STOCKHOLDERS' EQUITY:
Common stock	1,013	1,006
Additional paid-in capital	1,219,648	1,158,001
Retained earnings	2,813,356	2,489,858
Accumulated other comprehensive earnings	48,318	58,537
Treasury stock	(19,522)	(19,676)
Total stockholders' equity	4,062,813	3,687,726

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,245,575	$7,071,104

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$827,810	$747,641	$2,348,955	$2,183,579
Cost of sales	345,185	331,086	999,247	978,223

Gross profit	482,625	416,555	1,349,708	1,205,356

Selling, general and administrative expenses	263,276	233,298	765,436	673,011

Income from operations	219,349	183,257	584,272	532,345

Interest expense	24,705	16,456	67,924	47,016
Loss on extinguishment of debt	-	(1,043)	-	(1,043)
Other income/(expense)	409	(1,380)	453	(2,444)

Earnings from continuing operations before
income taxes	195,053	164,378	516,801	481,842

Income taxes	58,730	47,670	144,211	142,012

Net Earnings	$136,323	$116,708	$372,590	$339,830

Earnings per share:
Basic	$1.37	$1.19	$3.76	$3.49
Diluted	$1.36	$1.17	$3.72	$3.41

Weighted average common and common
equivalent shares outstanding:
Basic	99,207	97,876	99,058	97,460
Diluted	100,302	99,757	100,152	99,543

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended September 30,				Nine months ended September 30,
	2013		2012		2013		2012
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$200,684		$199,008		$580,466		$598,088
Energy Systems & Controls	155,058		158,169		456,031		461,508
Medical & Scientific Imaging	237,338		172,475		645,739		486,207
RF Technology	234,730		217,989		666,719		637,776
Total	$827,810		$747,641		$2,348,955		$2,183,579

Gross profit:
Industrial Technology	$101,259	50.5%	$102,569	51.5%	$296,414	51.1%	$304,002	50.8%
Energy Systems & Controls	88,104	56.8%	87,782	55.5%	256,431	56.2%	254,325	55.1%
Medical & Scientific Imaging	167,433	70.5%	112,013	64.9%	440,718	68.3%	314,411	64.7%
RF Technology	125,829	53.6%	114,191	52.4%	356,145	53.4%	332,618	52.2%
Total	$482,625	58.3%	$416,555	55.7%	$1,349,708	57.5%	$1,205,356	55.2%

Operating profit*:
Industrial Technology	$60,753	30.3%	$60,628	30.5%	$164,278	28.3%	$180,211	30.1%
Energy Systems & Controls	41,076	26.5%	42,890	27.1%	118,432	26.0%	118,749	25.7%
Medical & Scientific Imaging	71,968	30.3%	46,190	26.8%	179,433	27.8%	125,231	25.8%
RF Technology	66,469	28.3%	58,002	26.6%	183,828	27.6%	166,516	26.1%
Total	$240,266	29.0%	$207,710	27.8%	$645,971	27.5%	$590,707	27.1%

Net Orders:
Industrial Technology	$197,549		$191,955		$581,862		$598,077
Energy Systems & Controls	148,922		147,304		466,414		458,455
Medical & Scientific Imaging	262,320		177,528		688,673		494,250
RF Technology	229,484		202,959		711,419		661,826
Total	$838,275		$719,746		$2,448,368		$2,212,608

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $20,917 and $24,453 for the three months ended September 30, 2013 and 2012, respectively and $61,699 and $58,362 for the nine months ended September 30, 2013 and 2012, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Nine months ended
	September 30,
	2013	2012

Net earnings	$372,590	$339,830
Non-cash items:
Depreciation	28,269	28,402
Amortization	111,210	82,398
Stock-based compensation expense	40,040	30,143
Income taxes	(12,643)	(14,258)
Changes in assets and liabilities:
Receivables	29,844	3,987
Inventory	(15,202)	(2,985)
Accounts payable	3,557	5,041
Accrued liabilities	9,498	(13,658)
Other, net	(390)	7,314
Cash provided by operating activities	566,773	466,214

Business acquisitions, net of cash acquired	(1,014,952)	(1,445,549)
Capital expenditures	(33,349)	(29,236)
Other, net	1,596	654
Cash used by investing activities	(1,046,705)	(1,474,131)

Principal debt borrowings	800,000	-
Principal debt payments	(502,115)	(26,826)
Revolver borrowings, net	290,000	1,050,000
Debt issuance costs	(7,717)	(4,551)
Dividends	(32,706)	(40,102)
Excess tax benefit from share-based payment	7,763	19,873
Proceeds from stock-based compensation, net	16,839	40,105
Premium on convertible debt conversions	(5,100)	(19,149)
Other, net	2,556	644
Cash provided by financing activities	569,520	1,019,994

Effect of exchange rate changes on cash	(198)	4,931

Net increase in cash and equivalents	89,390	17,008
Cash and equivalents, beginning of period	370,590	338,101

Cash and equivalents, end of period	$459,980	$355,109

ROPER INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS - RECONCILIATION OF GAAP TO NON-GAAP
(Amounts in thousands, except per share data)

		Adjustments
	2013 3rd Quarter GAAP	Sunquest Fair Value Adjustment to Acquired Deferred Revenue	MHA Purchase Accounting Adjustment to Revenue	2013 3rd Quarter Adjusted Non-GAAP
Net Orders	$838,275	$-	$7,893	$846,168

Net Sales	$827,810	$1,007	$7,893	$836,710
Cost of Sales	345,185	-	-	345,185
Gross Profit	482,625	1,007	7,893	491,525
Selling, general and administrative expenses	242,359	-	-	242,359
Segment income from operations	240,266	1,007	7,893	249,166
Corporate general and administrative expenses	20,917	-	-	20,917
Income from operations	219,349	1,007	7,893	228,249
Interest Expense	24,705	-	-	24,705
Other income (expense)	409	-	-	409
Earnings from continuing operations before income taxes	195,053	1,007	7,893	203,953
IncomeTaxes (1)	58,730	352	2,763	61,845
Tax Rate	30.1%	35.0%	35.0%	30.3%

Net Earnings	$136,323	$655	$5,130	$142,108

Weighted average common shares outstanding	100,302			100,302

Diluted earnings per share	$1.36			$1.42

(1) For the adjustment, the company used a 35% tax rate, as these adjustments are US-based items and 35% is the statutory tax rate in the United States